UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2026

HWH International Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41254	87-3296100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3955

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HWH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed in the Current Report on Form 8-K filed on May 29, 2026, HWH International Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market, under Listing Rule 5550(b)(1) because the Company’s stockholders’ equity of $2,078,220 as reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026 was below the required minimum of $2.5 million, and because, as of May 29, 2026, the Company did not meet the alternatives of market value of listed securities or net income from continuing operations.

On June 18, 2026, the Company submitted a compliance plan to Nasdaq. As part of its compliance plan submitted to Nasdaq on June 18, 2026, the Company identified two transactions intended to remedy the stockholders’ equity deficiency: the sale of 250,000 shares to Alset Inc. for $500,000, which closed on June 9, 2026, and the Securities Purchase Agreement with Smart Dynamics Technology Limited described below. Following the consummation of these transactions, we anticipate that the Company will have remedied the deficiency identified under Nasdaq Listing Rule 5550(b)(1) and will satisfy the applicable stockholders’ equity requirement.

On July 24, 2026, Nasdaq granted the Company an extension to regain compliance. In order to regain compliance the Company must, on or before August 31, 2026, furnish evidence of its compliance with the stockholders’ equity requirement through a publicly available report, and must evidence compliance upon filing its periodic report for September 30, 2026.

The Letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market and does not affect the Company’s business, operations, or reporting requirements with the Securities and Exchange Commission.

On May 27, 2026, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Smart Dynamics Technology Limited (the “Purchaser”), pursuant to which the Company will sell (i) 20,000,000 (twenty million) fully paid, non-assessable shares of its Common Stock and (ii) warrants to purchase up to 160,000,000 (one hundred and sixty million) shares of the Company’s common stock at an exercise price of $0.63 per share, exercisable immediately and expiring on the fourth anniversary of the closing of the transactions contemplated by the Securities Purchase Agreement for an aggregate purchase price of $10,000,000.

On June 8, 2026, the Company entered into Amendment No. 1 to the Securities Purchase Agreement with the Purchaser (the “Amendment”). The Amendment amends the Securities Purchase Agreement in order to, among other items: add a closing condition to require the Company’s receipt of an extension from Nasdaq to regain compliance with the stockholders’ equity continued listing requirement. This closing condition has now been completed.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Current Report on Form 8-K (this “Report”) contains forward-looking statements regarding, among other things, our future operating results and financial position, our business strategy, and other objectives for our future operations. The words “anticipate,” “believe,” “intend,” “expect,” “may,” “estimate,” “predict,” “project,” “potential” and similar expression are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. There are a number of important risks and uncertainties that could cause our actual results to differ materially from those indicated by forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make.

You should read this Report completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this Report are made as of the date of this Report, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HWH INTERNATIONAL INC.

Dated: July 29, 2026	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Chief Financial Officer